EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Behringer Harvard Multifamily REIT I, Inc. on Form S-11 of our report dated December 10, 2007, relating to the consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 31, 2007